UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2005

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27001 Agoura Road, Suite 325 Calabasas Hills, California		91301
(Address of principal executive offices)		(Zip Code)

(818) 871-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02  Results of Operations and Financial Condition

On February 1, 2005, THQ Inc. (“THQ”) issued a press release announcing its financial results for the three and nine months ended December 31, 2004.  A copy of the press release is attached hereto as Exhibit 99.1. Neither the information in this Form 8-K nor the information in the press release shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

In addition to results determined in accordance with United States generally accepted accounting principles (“GAAP”), the attached press release includes Non-GAAP financial measures for the three and nine months ended December 31, 2004 and 2003, which (i) exclude a $7.8 million benefit to income for a research and development tax credit claimed for prior years; and (ii) exclude a $4 million benefit to income from a settlement with the Company’s directors’ and officers’ insurance carrier.  Non-GAAP net income excluding such items is not recognized as a measure for financial statement presentation under GAAP. A reconciliation of GAAP net income to Non-GAAP net income that excludes these items is detailed in the press release financial tables. THQ has excluded these items and provided the Non-GAAP net income because the items are considered “non-operational” in nature and management believes that this information is useful for investors in evaluating THQ’s operational performance and for facilitating meaningful comparison between the 2003 and 2004 three and nine month periods.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)          Exhibits

Exhibit Number	Description

99.1	Press Release dated February 1, 2005, relating to THQ’s financial results for the three and nine months ended December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Edward K. Zinser
Date: February 1, 2005		Edward K. Zinser
Executive Vice President, Finance,
Chief Financial Officer and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated February 1, 2005, relating to THQ’s financial results for the three and nine months ended December 31, 2004.